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                                   EXHIBIT 23




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-52622, 333-15215 and 33-71568) of Arrow
International, Inc. of our report dated November 13, 2006 relating to the financial statements, financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Annual Report on Form 10-K.


PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
November 13, 2006